Exhibit (h)(ii)(b)


                                LETTER AGREEMENT
                        Investment Company Capital Corp.
                                One South Street
                              Baltimore, MD 21202



                                                                November 5, 2002


Deutsche Investors Portfolios Trust
One South Street
Baltimore, MD 21202


RE: Administration Services Fee


Dear Sirs:

         In regards to the Administration Services Appendix to the Master Services Agreement dated September 1, 2000, (the "Agreement") between Deutsche Investors Portfolios Trust, on behalf of Japanese Equity Portfolio and Top 50 US Portfolio, and Investment Company Capital Corp., each party to the Agreement agrees the administration fee will be 0.15% of each Portfolio's average daily net assets.



                                     Very truly yours,

                                     INVESTMENT COMPANY CAPITAL CORP.

                                     By: /s/ Richard T. Hale
                                        ----------------------
                                     Name: Richard T. Hale
                                     Title:   President

                                     ACCEPTED AND CONFIRMED:

                                     DEUTSCHE INVESTORS PORTFOLIOS TRUST on
                                     behalf of Japanese Equity Portfolio and Top
                                     50 US Portfolio

                                     By: /s/ Bruce A. Rosenblum
                                         ----------------------
                                     Name: Bruce A. Rosenblum
                                     Title:  Assistant Secretary